Exhibit 10.37
Execution Version

AMENDMENT TO FIRST LIEN CREDIT AGREEMENT, dated as of March 24, 2022, (this “Amendment”), is made and entered into by JPMorgan Chase Bank, N.A. (“JPMorgan”), as First Lien Administrative Agent (solely in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to the First Lien Credit Agreement dated as of December 13, 2019 (as amended by that certain Incremental Facility Amendment to First Lien Credit Agreement, dated as of December 17, 2020, as further amended by that certain Refinancing Amendment to First Lien Credit Agreement, dated as of January 20, 2021, as further amended by that certain Resignation, Consent and Appointment Agreement, dated as of January 20, 2021, as further amended by that certain Revolving Facilities Amendment to First Lien Credit Agreement dated as of March 26, 2021, as further amended by that certain Amendment to First Lien Credit Agreement, dated as of December 23, 2021 (the “SONIA Benchmark Replacement Amendment”), and as otherwise amended, supplemented or otherwise modified and as in effect immediately prior to the Amendment Effective Date (as defined below), the “Credit Agreement”), by and among Sotera Health Company, a Delaware corporation (“Holdings”), Sotera Health Holdings, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, Holdings, the Borrower and the Administrative Agent entered into the SONIA Benchmark Replacement Amendment to implement an Early Opt-In Election with respect to certain Loans, Commitments and/or other extensions of credit under the Credit Agreement denominated in Sterling reflecting a change from LIBOR to SONIA, and in connection with the SONIA Benchmark Replacement Amendment the Administrative Agent wishes to enter into a further amendment to reflect the Benchmark Replacement Conforming Changes set forth herein;

WHEREAS, Section 2.14(d) of the Credit Agreement provides that in connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and that any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to the Credit Agreement or any other First Lien Loan Document; and

WHEREAS, the Administrative Agent wishes to make certain Benchmark Replacement Conforming Changes in connection with the SONIA Benchmark Replacement Amendment.

NOW, THEREFORE, the First Lien Administrative Agent agrees as follows:

1.Amendment. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double- underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

2.Conditions Precedent to Amendment. This Amendment shall be effective as of the date of this Amendment upon the due execution of this Amendment by the Administrative Agent.

3.Entire Agreement. This Amendment, the Credit Agreement and the other First Lien Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

4.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

5.Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

6.Counterparts.

(a)This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of this Amendment, that is an Electronic Signature (as defined below) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment, any other First Lien Loan Document and/or any other document signed in connection with this Amendment and the transactions contemplated thereby, shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment, any other First Lien Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Amendment, such other First Lien Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

7.First Lien Loan Document. This Amendment constitutes a “First Lien Loan Document”, as defined in the Credit Agreement, for all purposes of the Credit Agreement and the other First Lien Loan Documents.

8.Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment (including the Acknowledgment) are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is secured by the Collateral and the Liens and guarantees thereunder. The Credit Agreement (as amended hereby) and each of the First Lien Loan Documents remain in full force and effect.

9.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent
/s/ Joon Hur
Name: Joon Hur
Title: Executive Director

[Sotera –Amendment]

ACKNOWLEDGMENT

Each of the undersigned Loan Parties hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other First Lien Loan Documents to which it is a party, and (b) agrees that (i) each First Lien Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

SOTERA HEALTH COMPANY

/s/ Scott J. Leffler
Name: Scott J. Leffler
Chief Financial Officer and Treasurer

SOTERA HEALTH HOLDINGS, LLC

/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer and Treasurer

SOTERA HEALTH LLC STERIGENICS U.S., LLC NELSON LABORATORIES, LLC
SOTERA HEALTH SERVICES, LLC

/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer and Treasurer

NELSON LABORATORIES HOLDINGS, LLC
NELSON LABORATORIES FAIRFIELD
HOLDINGS, LLC

/s/ Joseph A. Shrawder
Name: Joseph A. Shrawder
Title: President

STERIGENICS RADIATION TECHNOLOGIES HOLDINGS, LLC STER1GENICS RADIATION TECHNOLOGIES, LLC STERIGENICS RADIATION TECHNOLOGIES TN, INC.

/s/ Michael P. Rutz
Name: Michael P. Rutz
Title: President

[Sotera -Amendment Acknowledgment]

BIOSCIENCE LABORATORIES, LLC NELSON LABORATORIES FAIRFIELD,
INC.

/s/ Joseph A. Shrawder
Name: Joseph A. Shrawder
Title: President

[Sotera -Amendment Acknowledgment]

REGULATORY COMPLIANCE ASSOCIATES INC.

/s/ Joseph A. Shrawder
Name: Joseph A. Shrawder
Title: President

[Solera -Amendment Acknowledgment]

EXHIBIT A

Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Effective Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Cash Management Obligations” means (a) obligations of Holdings, any Intermediate Parent, the Borrower or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements.

“Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations.”

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in an amount in excess of $20,000,000 in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“ CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“ CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a
CBR Loan.

“ Central Bank Rate” means, for any Loan denominated in Sterling, (a) the greater of (i) the Bank of England (or any successor thereto)’s “ Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, and (ii) the Floor; plus (b) the applicable Central Bank Rate Adjustment.

“ Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (a) the average of Adjusted Daily Simple SONIA for Sterling Borrowings for the five most recent SONIA Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple SONIA applicable during such period of five SONIA Business Days) minus (b) the Central Bank Rate in respect of Sterling in effect on the last SONIA Business Day in such period.

“CFC” means a “controlled foreign corporation” within the meaning of Sections 956 and 957 of the Code.

“Change of Control” means (a) the failure of Holdings prior to an IPO, or, after the IPO, the IPO Entity, directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Borrower,
(b) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding

~~#4882-7092-4040v1~~

annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that
(i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate, the Canadian Base Rate, the BA Rate or Daily Simple SONIA shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Base Rate, Adjusted LIBO Rate, Adjusted BA Rate. Adjusted EURIBOR or Adjusted Daily Simple SONIA shall be determined by the First Lien Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14    Alternate Rate of Interest.

(a)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if ~~at least two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing~~:

(i)the First Lien Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) at least two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Adjusted BA Rate or Adjusted EURIBOR, as applicable, for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple SONIA; or

(ii)the First Lien Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Adjusted LIBO Rate, the Adjusted BA Rate or Adjusted EURIBOR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (b) or clause (a) above, “Impacted Loans”) or (B) at any time, the Adjusted Daily Simple SONIA will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the First Lien Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the First Lien Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) in the event any Loans denominated in Dollars or Canadian Dollars are so affected, (x) any Interest Election Request that requests the conversion of any Borrowing in Dollars or Canadian Dollars to, or continuation of any Borrowing in Dollars or Canadian Dollars as, a Eurodollar Borrowing in Dollars or Canadian Dollars shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing in Dollars or Canadian Dollars, then such Borrowing shall be made as an ABR Borrowing, ~~and~~ (ii) in the event any Loans denominated in an Alternative Currency (other than Canadian Dollars or Sterling) are so affected, the relevant interest rate shall be determined in accordance with clause (ii) of the definition of “LIBO Rate” or “EURIBOR”, as applicable, and (iii) in the event any Loans denominated in Sterling are so affected, any Borrowing Request that requests a SONIA

Borrowing shall be ineffective. Furthermore, if any SONIA Loan is outstanding on the date of the Borrower’s receipt of the notice from the First Lien Administrative Agent referred to in this Section 2.14(a) with respect to a SONIA Loan, then until (x) the First Lien Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to Adjusted Daily Simple SONIA and
(y) the Borrower delivers a new Borrowing Request in accordance with the terms of Section 2.03, any SONIA Loan shall bear interest at the Central Bank Rate for Sterling plus the CBR Spread; provided that, if the First Lien Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the Sterling cannot be determined, any outstanding affected SONIA Loans, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Sterling) immediately or (B) be prepaid in full immediately; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

(b)Notwithstanding anything to the contrary herein or in any other First Lien Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any First Lien Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any First Lien Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document so long as the First Lien Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)Notwithstanding anything to the contrary herein or in any other First Lien Loan Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Loan, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any First Lien Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document; provided that, this clause (c) shall not be effective unless the First Lien Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the First Lien Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)In connection with the implementation of a Benchmark Replacement, the First Lien Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other First Lien Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other First Lien Loan Document.

(e)The First Lien Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the First Lien Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any

~~#4882-7092-4040v1~~